                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Tyco International Ltd. and Tyco International Group S.A. on Form S-4 (File Nos. 333-71493 and 333-71493-01) of our report dated May 11, 1998 covering the combined financial statements of The Sherwood-Davis & Geck Group as of and for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.



                                          /s/ ARTHUR ANDERSEN LLP



Roseland, New Jersey
February 23, 1999